UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2010

WEIKANG BIO-TECHNOLOGY GROUP CO., INC.
(Exact name of registrant as specified in its charter)

Nevada	333-165684	26-2816569
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

No. 365 Chengde Street, Daowai District, Harbin Heilongjiang Province, PRC 150020
(Address of principal executive offices)

(86) 451 8835 5530 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 30, 2010, Mr. Yin Wang resigned as members of the Compensation Committee and Nominating and Corporate Governance Committee of Weikang Bio-Technology Group Co., Inc. (the “Company”), effective immediately.

On April 30, 2010, the Board of Directors (the “Board”) of the Company appointed Mr. Yilun Jin as a member of the Compensation Committee and Ms. Yan Huang as a member of the Nominating and Corporate Governance Committee.  Mr. Yilun Jin will serve as the Chairman of the Compensation Committee and Mr. Allen Zhang will serve as the Chairman of the Nominating and Corporate Governance Committee. Effective on April 30, 2010, the Compensation Committee is comprised of Mr. Yilun Jin (Chair), Ms. Yan Huang and Ms. Yvonne Zhang and the Nominating and Corporate Governance Committee is comprised of Mr. Allen Zhang (Chair), Ms. Yan Huang and Mr. Yilun Jin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIKANG BIO-TECHNOLOGY GROUP CO., INC.

Date: April 30, 2010	By:	/s/ Yin Wang
Yin Wang Chief Executive Officer